Exhibit 21.1
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                       Subsidiaries of NewStar Media Inc.
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Name of Subsidiary             Jurisdiction of Incorporation           Ownership
------------------             -----------------------------           ---------

NewStar Worldwide Inc.              California                         100% by NewStar Media Inc.

NewStar Television Inc.             California                         100% by NewStar Media Inc.

Dove Four Point, Inc.               Florida                            100% by NewStar Television
                                                                       Inc.

Dove Entertainment, Inc.            California                         100% by NewStar Media Inc.

Dove Audio, Inc.                    California                         100% by NewStar Media Inc.

Dove Retail, Inc.                   California                         100% by NewStar Media Inc.

Case Closed, Inc.                   California                         100% by Dove Four Point, Inc.

Family Blessings
Productions Inc.                    Saskatshewan, Canada               75% by NewStar Media Inc.

NewStar Media Inc. does business under the names NewStar Publishing, NewStar Press, NewStar Audio and Dove Audio.


Dove Four Point, Inc. does business under the name NewStar Television.
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